EXHIBIT 23.2



INDEPENDENT AUDITORS' CONSENT



We consent to the use in this Amendment No. 1 to Registration Statement No. 333-78427 of Perry Ellis International, Inc. on Form S-4 of our report on the consolidated financial statements of Supreme International Corporation and subsidiaries dated March 12, 1999 (June 11, 1999 as to Note 17) appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.



/s/ Deloitte & Touche LLP


Miami, Florida
June 30, 1999